Exhibit 10.25

PROMISSORY NOTE

$500,000	As of September 4, 2012 Rochester, New York

FOR VALUE RECEIVED, ARISTA POWER, INC. (the “Borrower”), promises to pay to TMK-ENT, INC. (the “Lender”), or to its order, the principal sum of up to FIVE HUNDRED THOUSAND U.S. DOLLARS ($500,000) or such other amount as is loaned pursuant to the Credit Agreement (the “Principal Amount”), together with interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire amount due hereunder is paid in full at the rate(s) provided below.

Terms not defined herein shall have the meaning ascribed to them in that certain Credit Agreement, dated September 4, 2012, between the Lender and the Borrower (the “Credit Agreement”).

1. MATURITY.  The aggregate Principal Amount, together with all accrued interest thereon and expenses incurred by the Lender in connection herewith (cumulatively, the “Outstanding Amount”), shall be due and payable in full on the earliest to occur of: (i) September 4, 2013 and (ii) the acceleration of this Note upon the occurrence of a Default.

2. INTEREST.  This Note shall bear interest at a rate of ten percent (10%) per annum.  Interest shall be calculated on the basis of a year of 365 days for the actual number of days elapsed.  All accrued interest on this Note shall become a part of the Outstanding Amount; provided, however, that accrued interest shall not be included in the Outstanding Amount when determining whether Borrower has exceeded the Maximum Revolving Commitment.  From and after the occurrence of a Default, the unpaid principal balance of this Note and, to the extent permitted by law, overdue interest shall bear interest at a rate per annum equal to five (5%) percent over the then applicable interest rate.

3. WAIVER.  Unless otherwise expressly provided in this Note, the Borrower, to the extent permitted by applicable law, waives presentment for payment, protest, and demand, and notice of protest, demand, and/or dishonor and nonpayment of this Note, notice of any Default under this Note, and all other notices or demands otherwise required by law that the Borrower may lawfully waive.

4. MISCELLANEOUS.

(a) Notices.  Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given, delivered and/or received when (i) presented personally, or (ii) on the day of delivery via overnight courier to the addressee, addressed to the party to be notified as follows:

(i) If to Lender, at 5713 Eleni Court, Avon, NY  14414

(ii) If to Borrower, at 1999 Mt. Read Boulevard, Rochester, NY  14615

or to such other address as each party designates to the other in the manner herein prescribed.

(b) Waiver.  No failure to exercise, and no delay in exercising, on the part of the Lender, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

(c) Amendments.  Any term, covenant, or condition of this Note may be amended or waived only by written consent of the Borrower and the Lender.

(d) Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict or choice of laws principles.

(e) Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note shall be assignable by the Lender without the prior written consent of the Borrower. The Borrower may not assign this Note without prior written consent of the Lender.

(f) Entire Agreement.  This Note and any other agreement or instrument entered into in connection herewith, including the Loan Documents, contain the entire agreement of the Borrower and the Lender with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

TMK-ENT, INC. By: ____________________________ Name: Title: ARISTA POWER, INC. By: ___________________________ Name: Title: